Exhibit 10.12.1

FIRST AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Amendment”), dated as of November 12, 2007, is entered into by and between ENERGYSOLUTIONS, LLC, a Utah limited liability company (the “Company”), ENV Holdings, LLC (“ENV Holdings”), and Raul Deju (the “Executive”). This Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated October 9, 2006 (the “Agreement”) as follows:

1. Subsections 4(d) and 4(e) of the Agreement are hereby deleted in their entirety and the following subsections 4(d), 4(e), 4(f), 4(g), 4(h) and 4(i) are substituted in place thereof::

(d)	IPO Incentive Share Awards. Provided that Membership Units have not been, or are not required to be, issued pursuant to Section 4(e) below, on the date the Company or any subsidiary of ENV Holdings is successful in completing an initial public offering (the “IPO”) of its common stock (the “Grant Date”), the Company shall grant Executive incentive share awards in the form of non-qualified stock options (with an exercise price equal to the offering price per share of the Company’s common stock in the IPO) (the “IPO Share Awards”) as follows:

(1)	The total number of shares of the Company’s common stock with respect to which Executive shall receive IPO Share Awards (i.e., the aggregate number of optioned shares shall be 0.25% of the Company’s issued and outstanding shares of common stock on the Grant Date.

(2)	Twenty-five (25%) of the IPO Share Awards will vest on each of the first four anniversaries of the Grant Date (each a “Vesting Date”). Any unvested IPO Share Awards shall be forfeited upon termination or cessation of Executive’s employment for any reason.

(e)

ENV Membership Unit Grant if No IPO Occurs. If the Company fails to complete an initial public offering of its common stock on or before November 28, 2008, ENV Holdings shall, in lieu of the IPO Share Awards and the Anniversary Share Awards, grant to the Executive, effective as of November 28, 2008 (the “Membership Unit Grant Date”), on the terms set forth in the Amended Agreement, Membership Units that initially represent .25% (subject to dilution for further issuance of additional equity in ENV Holdings) of the aggregate equity value of ENV Holdings on the Membership Unit Grant Date as reasonably determined by the Board.

Pursuant to the terms of the Amended Agreement, twenty-five percent (25%) of said Membership Units will vest on each of the first four anniversaries of the Membership Unit Grant Date.

(f)	Additional or Optional Equity Grants. Nothing herein shall prevent or preclude the Board of Directors from exercising its discretion in granting to Executive additional stock options, restricted share awards or any other grants or awards under any such incentive stock plan.

(g)	IPO Entity. To the extent that a subsidiary of ENV Holdings (other than the Company) is successful in completing an initial public offering of its common stock, ENV Holdings shall cause such subsidiary to grant the IPO Share Awards and Anniversary Share Awards and take such other actions as contemplated pursuant to Section 4(d) of this Agreement as though such subsidiary was the “Company” under this Agreement.

(h)	Individual Business Objectives. Notwithstanding anything to the contrary contained herein, 25% of the payment of the Target Bonus to the Executive shall be contingent on successful completion of the Executive’s Individual Business Objectives (“IBOs”). The IBOs for the Executive shall be discussed and agreed to by the Executive and the President and CEO of the Company during the first quarter of the Company’s fiscal year. 25% of the payment of the Target Bonus to the Executive may be forfeited or reduced, at the discretion of the President and CEO of the Company, if the Executive’s safety, compliance or core competencies (as outlined in the Executive’s IBOs) are deemed to be unsatisfactory.

(i)	Compensation Review. The Executive’s compensation hereunder shall be reviewed and renegotiated by the Company’s Chief Executive Officer and the Board no less frequently than each anniversary date of the Effective Date; provided, however, that the Chief Executive Officer and Board shall review and renegotiate the Executive’s compensation hereunder prior to the Company filing a registration statement in connection with an initial public offering of shares of the Company’s capital stock.

2. The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Amendment. This Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall, in all instances, prevail.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC		ENV HOLDINGS, LLC

By:	/s/ R Steve Creamer	By:	/s/ Lance L. Hirt
Name:	R Steve Creamer	Name:	Lance L Hirt
Title:	Chief Executive Officer	Title:	Authorized Signatory

/s/ Raul Deju
Raul Deju

[Signature Page to First Amendment to Executive Employment and Non-Competition Agreement]